   As Filed With the Securities and Exchange Commission on September 29, 2000

                                                     1940 Act File No. 811-08375

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                  ACT OF 1940                         X


                                  Amendment No. _ 6_..................X


                         FLAG INVESTORS PORTFOLIOS TRUST
                         (formerly, Deutsche Portfolios)
               (Exact Name of Registrant as Specified in Charter)


                          P.O. Box 501 Cardinal Avenue
                        Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)

                                 (416) 216-4293
                         (Registrant's Telephone Number)











Edward J. Veilleux                            Copies to:  Richard W. Grant, Esq.
Deutsche Banc Alex. Brown                     Morgan, Lewis & Bockius LLP
One South Street                              1701 Market Street
Baltimore, MD 21202                           Philadelphia, PA 19103
(Name and Address of Agent for Service)

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Explanatory Introduction

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of the Registrant.


         Flag Investors Portfolios Trust

                  Top 50 World Portfolio (US Dollar)

                  Top 50 Europe Portfolio (US Dollar)

                  Top 50 Asia Portfolio (US Dollar)

                  Top 50 US Portfolio (US Dollar)

                  European Mid-Cap Portfolio (formerly, Provesta Portfolio) (US Dollar)

                  Japanese Equity Portfolio (US Dollar)

                  US Money Market Portfolio (US Dollar)

                  Communications Portfolio (US Dollar)



PART A

Responses to Items 1 through 3, and 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.


Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks

Beneficial interests in Flag Investors Portfolios Trust (the "Trust")(formerly, Deutsche Portfolios), an open-end management investment company, are divided into separate series, each having distinct investment objectives and policies. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There can be no assurance that the investment objective(s) of any of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios' investment objectives, strategies, principal investments, and risk factors associated with investments in the Portfolios from the subsections entitled "Objectives and Strategies" and "Risk Profile" of the section entitled "Investment Summary"; and from the section entitled "Investment Program" in the Top 50 World's, Top 50 Europe's, Top 50 Asia's, Top 50 US's, European Mid-Cap Fund's, Japanese Equity Fund's, , and Flag Investors Communications Fund, Inc.'s (the "Feeder Funds") prospectuses (the "Feeder Funds' Prospectuses"). The prospectuses, for Top 50 World, Top 50 Asia, Top 50 Europe, Top 50 US, European Mid-Cap, and Japanese Equity are contained in the Pose-effective Amendment No. 9 to the registration statement on Form N-1A, as amended, of Flag Investors Funds, Inc.. The prospectus for the Flag Investors Communications Fund, Inc. ( the "Communications Feeder Fund") is contained in the Post-effective Amendment No. 25 to the registration statement on Form N-1A (File No. 2-87336).


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The investment objective of the US Money Market Portfolio is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. The Portfolio seeks to maintain a stable net asset value of $1.00 by investing only in short-term, high-quality money market instruments.

The US Money Market involves investment risks. Therefore, it is possible to lose money by investing in the Portfolio. The primary factors that may reduce the Portfolio's returns are listed below. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

         Credit risks -- the possibility that an issuer will default on a security by failing to pay interest or principal when due; and,

         Interest rate risks -- prices of fixed income securities rise and fall in response to interest rate changes. The Portfolio cannot guarantee that it will achieve its investment objective.

The shares of the Portfolio are not deposits or obligations of any bank, are not endorsed or guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The Portfolio purchases high-quality U.S. dollar denominated money-market instruments with remaining maturities of no greater than 397 days and maintains an average weighted maturity of no more than 90 days. These instruments include securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, and bank obligations (such as certificates of deposit, fixed time deposits and bankers' acceptances), commercial paper, repurchase agreements, when-issued and delayed delivery securities, bonds issued by U.S. corporations and obligations of certain supranational organizations and foreign governments and their agencies and instrumentalities.

Following are descriptions of the different types of securities that may comprise the principal securities of the Portfolio. The Portfolio may invest in each type of security and its related subtypes.

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio may invest.

Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities.



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Commercial paper is an issuer's obligation with a maturity of less than nine months. The short maturity of commercial paper reduces both the market and credit risks as compared to other debt securities of the same issuer.

U.S. Treasury securities are direct obligations of the federal government of the United States. U.S. Treasury securities are generally regarded as having the lowest credit risks.

Agency securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority (a GSE). The United States supports some GSEs with its full faith and credit. Other GSEs receive support through federal subsidies, loans or other benefits. A few GSEs have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Agency securities are generally regarded as having low credit risks, but not as low as treasury securities.

Bank instruments are unsecured interest bearing deposits with banks. Bank instruments include bank accounts, time deposits, certificates of deposit and banker's acceptances. Yankee instruments are denominated in U.S.dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks.

Repurchase agreements are transactions in which the Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Advisor.

The Portfolio's custodian will take possession of the securities subject to repurchase agreements. The Advisor or custodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

Repurchase agreements are subject to credit risks.

Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Service. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Advisor's credit assessment.

Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread)measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement their investment strategies

Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Potential or anticipated changes in interest rates also may affect the value of fixed income securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.


Additional information about the investment policies of each Portfolio appears in Part B.

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Item 6. Management, Organization and Capital Structure


Deutsche Fund Management, Inc. (DFM) is the Advisor of the Top 50 World, Top 50 Europe, Top 50 Asia, Top 50 US, European Mid-Cap (formerly, Provesta), Japanese Equity, and US Money Market Portfolios. DFM has retained the services of DWS International Portfolio Management GmbH (DWS) as the Sub-Advisor for each of these Portfolios, except the US Money Market Portfolio and the Top 50 US Portfolio. DFM has retained the services of Deutsche Asset Management, Inc. (DeAM, Inc.)as the Sub-Advisor of the Top 50 US Portfolio and Bankers Trust Company as the Sub-Advisor of the US Money Market Portfolio.

Investment Company Capital Corp. (ICCC) is the Advisor of the Communications Portfolio. ICCC has retained the services of Alex. Brown Investment Management
(ABIM) as the Sub-Advisor for this Portfolio.

DFM, DWS, DeAM,Inc., ICCC, and Bankers Trust Company are indirect subsidiaries of Deutsche Bank AG. ABIM is a limited partnership affiliated with the foregoing entities. For further information about the Advisors and Sub-Advisors, including their compensation, see Item 13 in Part B.

The Board of Trustees of the Trust provide broad supervision over the affairs of the Portfolios. A majority of the Trust's Trustees are not affiliated with the Advisors or Sub-Advisors. For further information about the Trustees of the Trust, see Item 13 in Part B.

Registrant incorporates by reference information concerning the management of the Portfolios' investments (except the US Money Market Portfolio) from the section entitled "Investment Advisor and Sub-Advisor" in the Feeder Funds' Prospectuses.

Under the supervision of the Board of Trustees, Bankers Trust Company, with headquarters at 130 Liberty Street, New York, NY 10006, acts as the investment advisor to the US Money Market Portfolio. The investment advisor makes the US Money Market Portfolio's investment decisions and assumes responsibility for the securities the US Money Market Portfolio owns. It buys and sells securities for the US Money Market Portfolio and conducts the research that leads to the purchase and sale decisions.

As of June 30, 2000, Bankers Trust had total assets of approximately $285 billion under management. Bankers Trust is dedicated to servicing the needs of corporations, governments, financial institutions and private clients and has invested retirement assets on behalf of the nation's largest corporations and institutions for more than 50 years. The scope of the firm's capability is broad
- it is a leader in both the active and passive quantitative investment disciplines and maintains a major presence in stock and bond markets worldwide.


The Trust is organized under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. The Trust's Declaration of Trust provides that each investor in a Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolios' assets are generally determined based upon the market value of the portfolio securities. However, the Board of Trustees of the Trust may determine in good faith that another method of valuing investments is necessary to appraise their fair value.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


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Item 7.  Shareholder Information


The net asset value (NAV) of each Portfolio, except the US Money Market Portfolio, is determined each day on which the New York Stock Exchange Inc.
(NYSE) is open for trading ("Portfolio Business Day"). The NAV of the Top 50 Europe Portfolio, Top 50 Asia Portfolio, European Mid-Cap (formerly, Provesta) Portfolio, Japanese Equity Portfolio, Top 50 US, Portfolio and the Communications Portfolio is determined as of the close of regular trading on the NYSE (generally 4:00 p.m., U.S. Eastern time)or in the event that the NYSE closes early, at the time of such early closing (the "Valuation Time. The NAV of the Top 50 World Portfolio is determined as of the close of regular trading that day on the NYSE, (generally 4:00 p.m., U.S. Eastern time), but no earlier than the latest close of regular trading on any European securities exchanges on which such Portfolio's portfolio securities may trade. Since the Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio, European Mid-Cap (formerly, Provesta) Portfolio and Japanese Equity Portfolio own foreign securities that trade in foreign markets on days the NYSE is closed, the value of these Portfolios' assets may change on days that beneficial interests cannot be purchased, redeemed or exchanged.

The NAV of the US Money Market Portfolio is determined at 3:00 p.m. (U.S. Eastern time) each day the NYSE and the Federal Reserve Bank are open. On days when U.S. trading markets close early in observance of legal holidays (New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day), the US Money Market Portfolio would expect to close for purchases and redemptions at the same time. The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

Each investor in the Portfolios, except the US Money Market Portfolio, may add to or reduce its investment in the Portfolio on each day the NYSE is open for regular trading. Each investor in the US Money Market Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for regular trading and the Federal Reserve Bank is open for business. At the close of regular trading on the NYSE on each such business day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on the NYSE on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of regular trading on the NYSE on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the NYSE on the following business day of the Portfolio.

The end of each Portfolio's (except the Communications Portfolio) fiscal year is August 31. The end of the Communications Portfolio's fiscal year is December 31.

Each Portfolio is considered a partnership under the Internal Revenue Code. Therefore, no federal income tax provision is required.



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An investor in the Portfolios may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolios in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of each Portfolio) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Portfolio.

Investor inquiries may be directed to: toll-free 800-767-3524.

Item 8. Distribution Arrangements

An investment in the Portfolios may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by a Portfolio. The NAV of each Portfolio is determined each Portfolio Business Day.


The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently the Trust has eight series.


Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio its investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.


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Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Organizational Structure" in the Feeder Funds' prospectuses.

Item 9.  Financial Highlights

Registrant incorporates by reference information in the most recent Annual Report (File Nos. 333-7008 and 811-8227) of Flag Investors Funds, Inc. and the most recent Annual Report (File Nos. 2-87336 and 811-3883) of Flag Investors Communications Fund, Inc. (the "Feeder Fund's Annual Report").

PART B

Item 10.  Cover Page and Table of Contents


This Part B should only be read in conjunction with Part A. Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in the Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio, Top 50 US Portfolio, European Mid-Cap (formerly, Provesta) Portfolio, Japanese Equity Portfolio, US Money Market Portfolio and Communications Portfolio.

Registrant incorporates by reference information in the Statement of Additional Information and Prospectuses for Top 50 World, Top 50 Europe, Top 50 Asia, Top 50 US, European Mid-Cap Fund and Japanese Equity Fund (collectively, the "Feeder Funds") contained in the Post-effective Amendment No. 9 to the registration statement on Form N-1A (File No. 333-07008), as amended, of Flag Investors Funds, Inc. Also, Registrant incorporates by reference information in the Statement of Additional Information and Prospectus for the Flag Investors Communications Fund, Inc. (also included in the "Feeder Funds") contained in the Post-effective Amendment No. 25 to the registration statement on Form N-1A (File No. 2-87336)(the "Feeder Funds' SAI" and the "Feeder Funds' Prospectuses"). A copy of the Feeder Funds' registration statements will be provided to anyone requesting a copy of this Registration Statement. Registrant also incorporates by reference information in the most recent Annual and Semi-Annual Reports (File Nos. 333-7008 and 811-8227) of Flag Investors Funds, Inc. and the most recent Annual and Semi-Annual Reports (File Nos. 2-87336 and 811-3883) of Flag Investors Communications Fund, Inc. (the "Feeder Funds' Annual Report").


Table of Contents


Trust History.................................................................8


Description of the Trust and its Investments and Risks........................8

Management of the Trust.......................................................14

Control Persons and Principal Holders of Securities...........................14


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Investment Advisory and Other Services........................................15

Brokerage Allocation and Other Practices......................................16

Capital Stock and Other Securities............................................16

Purchase, Redemption and Pricing of Shares....................................17

Taxation of the Trust.........................................................18

Underwriters..................................................................19

Calculation of Performance Data...............................................19

Financial Statements..........................................................19


Item 11.  Trust History


Flag Investors Portfolios Trust (the "Trust")(formerly Deutsche Portfolios, the name of the Trust was changed January 18, 2000) was organized as a trust under the laws of the State of New York on June 20, 1997. The Trust's Board of Trustees originally established ten portfolios, of which seven currently remain. The three Portfolios that liquidated and closed in December 1999 are Investa Portfolio (US Dollar), Global Bond Portfolio (US Dollar) and European Bond Portfolio (US Dollar). On September 29, 2000 the Trust's Board of Trustees established the Communications Portfolio.


Item 12. Description of the Trust and its Investments and Risks

The Trust is a non-diversified, open-end management investment company.


Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio, Top 50 US Portfolio, European Mid-Cap (formerly, Provesta) Portfolio, Japanese Equity Portfolio, US Money Market Portfolio, and Communications Portfolio. This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which each Portfolio may invest, the investment policies and portfolio strategies that each Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of each of the Portfolios (except the Communications Portfolio and US Money Market Portfolio) from the sections entitled "Securities in Which the Portfolios Invest" and "Securities Descriptions, Techniques and Risks" in the Feeder Funds' SAI. Registrant also incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of the Communications Portfolio from the section entitled "Investment Objective and Policies" in the Communications Feeder Fund's SAI.

The following supplements the information concerning the investment objective, policies and techniques of the US Money Market Portfolio.

Following are descriptions of the short-term securities the US Money Market Portfolio may purchase. However, other such securities not mentioned below may be purchased for the Portfolio if they meet the quality and maturity guidelines set forth in the Portfolio's investment policies.

Currently, the Portfolio's investment policy is to invest only in money market instruments, including securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, and bank obligations (such as certificates of deposit, fixed time deposits and bankers' acceptances), commercial paper, repurchase agreements, when-issued and delayed delivery securities, bonds issued by U.S. corporations and obligations of certain supranational organizations and foreign governments and their agencies and instrumentalities. The Portfolio may also enter into reverse repurchase agreements.

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U.S. Government Securities

Assets of the Portfolio may be invested in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities which are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the U.S. Postal Service and the Resolution Funding Corporation (REFCORP), each of which has a limited right to borrow from the U.S. Treasury to meet its obligations, and securities of the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (FHLMC) and the Student Loan Marketing Association, the obligations of each of which may be satisfied only by the individual credit of the issuing agency. Securities which are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass-through obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. government securities.

Bank Obligations

Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit, fixed time deposits and bankers' acceptances of banks, savings associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one)nationally recognized statistical rating organizations (e.g., Moody's and S&P)or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to investors (i.e., the Fund and other investors in the Fund); however, the Advisor would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of the Manager, or the Distributor, or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

Commercial Paper

Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers.

Taxable Municipal Securities

Municipal securities are issued by states, counties, cities and other political subdivisions and authorities. Although many municipal securities are exempt from federal income tax, the Portfolio may invest in taxable municipal securities.


When-Issued and Delayed Delivery Securities

Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's net asset value. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments for such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid, high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

Floating and Variable Rate Instruments

Certain of the obligations that the Portfolio may purchase have a floating or variable rate of interest. Such obligations bear interest at rates that are not fixed, but vary with changes in specified market rates or indices, such as the Prime Rate, and at specified intervals. Certain of such obligations may carry a demand feature that would permit the holder to tender them back to the issuer at par value prior to maturity. The Portfolio will limit its purchase of floating and variable rate obligations to those of the same quality as it otherwise is allowed to purchase. The Adviser will monitor on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand. The Portfolio's right to obtain payment at par on a demand instrument could be affected by events occurring between the date the Portfolio elects to demand payment and the date payment is due that may affect the ability of the issuer of the instrument to make payment when due, except when such demand instruments permit same day settlement. To facilitate settlement, these same day demand instruments may be held in book-entry form at a bank other than the Custodian, subject to a subcustodian agreement approved by the Portfolio Trust between that bank and the Custodian.

To the extent that floating and variable rate instruments without demand features are not readily marketable, they will be subject to the investment restriction on the Portfolio's investment in securities that are not readily marketable.

Securities of the World Bank, Other Supranational Organizations and Foreign Governments

Assets of the Portfolio may also be invested in obligations of the International Bank of Reconstruction and Development (also known as the World Bank) and certain other supranational organizations, which are supported by subscribed but unpaid commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future. The Portfolio limits its investment in United States dollar-denominated obligations of foreign governments and their agencies and instrumentalities to the commercial paper and other short-term notes (or other notes with remaining maturities meeting the requirements of Rule 2a-7) issued or guaranteed by the governments, or agencies and instrumentalities thereof, that are members of the OECD and those countries whose sovereign issuances qualify as Eligible Securities.


Risks

Along with risks as outlined in Part A, The US Money Market Portfolio may also be subject to call risk. Call risk is the possibility that an issuer may redeem a fixed income security before maturity (a call) at a price below its current market price. An increase in the likelihood of a call may reduce the security's price. If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Fundamental Investment Policies of the US Money Market  Portfolio

The Portfolio is classified as "diversified" under the 1940 Act, which means that at least 75% of its total assets is represented by cash; securities issued or guaranteed by the U.S. government, its agencies or instrumentalities; and other securities limited in respect of any one company to an amount no greater than 5%of the Portfolio's total assets (other than securities issued or guaranteed by the U.S. government, its agencies or instrumentalities). As a matter of operating policy, the foregoing fundamental policy would give the Portfolio the ability to invest, with respect to 25% of its assets, more than 5% of its assets in any one issuer only in the event that Rule 2a-7 is amended in the future .Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any Securities and Exchange Commission (SEC) or SEC staff interpretations thereof are amended or modified, the Portfolio may not:


(1) enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

(2) enter into reverse repurchase agreements which, include any borrowings under Investment Restriction No. 3, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities, other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including Sundays and holidays) or such longer period as the SEC may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;

(3) borrow money, except from banks for extraordinary or emergency purposes and then only in amounts not to exceed 10% of the value of its total assets, taken at cost, at the time of such borrowing; mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not to exceed 10% of the of the value of its net assets at the time of such borrowing. Neither the Portfolio nor the Corporation on behalf of the Funds, as the case may be, will purchase securities while borrowings exceed 5% of its total assets. This borrowing provision is included to facilitate the orderly sale of portfolio securities, for example, in the event of abnormally heavy redemption requests, and is not for investment purposes and does not apply to reverse repurchase agreements;

(4) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

(5) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry, if, immediately after such purchase, the value of such investments in such industry would equal or exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

(6) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. government, its agencies or instrumentalities;

(7) make loans, except through the purchase or holding of debt obligations, repurchase agreements or loans of portfolio securities in accordance with its investment objective and policies;

(8) purchase or sell puts, calls, straddles, spreads, or any combinations thereof; real estate; commodities; commodity contracts or interests in oil, gas or mineral exploration or development programs. However, bonds and commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

(9) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

(10) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;

(11) acquire securities of other investment companies;

(12) act as an underwriter of securities; or

(13) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or rules and regulations promulgated thereunder.

Non-Fundamental Investment Restrictions

In order to comply with certain federal statutes and policies the US Money Market Portfolio may not as a matter of operating policy: (i) borrow money at any time at which the amount of its borrowings exceed 5% of its total assets (taken at market value), (ii) purchase securities issued by an investment company if such purchase at the time thereof would cause more than 5% of its total assets (taken at the greater of cost or market value) to be invested in the securities of the issuer, would cause more than 10% of its total assets (taken at the greater of cost or market value) to be invested in the securities of such issuer and all other investment companies or would cause more than 3% of the outstanding voting securities of any issuer to be held for it, or (iii) invest more than 10% of its net assets in securities (valued at the greater of cost or market value) that are subject to legal or contractual restrictions on resale or in securities which are not readily marketable, including repurchase agreements and fixed time deposits having maturities of more than 7 days, provided that there is no limitation with respect to or arising out of investment in (a) securities that have legal or contractual restrictions on resale but have a readily available market or (b) securities that are not registered under the 1933 Act but which can be sold to qualified institutional buyers in accordance with Rule 144A under the 1933 Act. These policies are not fundamental and may be changed without shareholder or investor approval in response to changes in the various federal requirements.

Except with respect to Fundamental Investment Restriction No. 2 and Non-Fundamental Investment Restriction (iii) above and the limitation on the US Money Market Portfolio's obligations created by reverse repurchase agreements, a percentage or rating restriction on investment or utilization of assets set forth above is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy. If the Portfolio's investment restrictions relating to any particular investment practice or policy are not consistent, the Portfolio has agreed that it will adhere to the more restrictive limitation.

The US Money Market Portfolio will comply with Rule 2a-7 under the 1940 Act, including eligibility, diversification, quality and maturity limitations imposed by the Rule.

Currently, pursuant to Rule 2a-7, the US Money Market Portfolio may invest only in U.S. dollar-denominated "eligible securities" (as that term is defined in the Rule) that have been determined by the Advisor to present minimal credit risks pursuant to procedures approved by the Trustees. Generally, an eligible security is a security that (i) has, or is deemed to have, a remaining maturity of 397 days or less and (ii) is rated, or is issued by an issuer with short-term debt outstanding that is rated in one of the two highest rating categories by two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NSRSO. A security that originally had a maturity of greater than 397 days is an eligible security if its remaining maturity, or remaining deemed maturity, at the time of purchase is 397 calendar days or less and the issuer has outstanding short-term debt that would be an eligible security. Unrated securities may also be eligible securities if the Advisor determines that they are of comparable quality to a rated eligible security pursuant to guidelines approved by the Trustees.

Under Rule 2a-7, the US Money Market Portfolio may not invest more than five percent of its assets in the securities of any one issuer other that the United States government, its agencies and instrumentalities. In addition, the Portfolio may not invest in a security that has received, or is deemed comparable in quality to a security that has received, the second highest rating by the requisite number of NRSROs (a "second tier security") if immediately after the acquisition thereof the Portfolio would have invested more than (a) the greater of one percent of its total assets or one million dollars in securities issued by that issuer which are second tier securities, or (b) five percent of its total assets in second tier securities.


Item 13.  Management of the Trust


Registrant incorporates by reference information concerning the management of the Trust from the subsection entitled "Officers and Board of Directors of the Corporation and Trustees of the Portfolio Trust" of the section entitled "Who Manages and Provides Services to the Funds?" in the Feeder Funds' SAI.


Item 14. Control Persons and Principal Holders of Securities


As of September 13, 2000, the Trust's Board and Officers as a group owned less than 1% of the Portfolios' outstanding beneficial interests.

As of September 13, 2000, the following funds owned more than 5% of the outstanding beneficial interests in each of the Portfolios:

Percentage
Ownership                           Owner of Beneficial Interest                      Portfolio

20.9%                               Top 50 World Fund  and                      Top 50 World Portfolio
79.1%                               Deutsche Top 50 World

34.3%                               Top 50 Europe Fund and                      Top 50 Europe Portfolio
65.7%                               Deutsche Top 50 Europe

45.1%                               Top 50 Asia Fund and                        Top 50 Asia Portfolio
54.9%                               Deutsche Top 50 Asia

43.8%                               Top 50 US Fund and                          Top 50 US Portfolio
56.2%                               Deutsche Top 50 US

58.5%                               European Mid-Cap Fund and                   European Mid-Cap Portfolio
41.5%                               Deutsche European Mid-Cap Fund              (formerly, Provesta)

51.6%                               Japanese Equity Fund and                    Japanese Equity Portfolio
43.4%                               Deutsche Japanese Equity Fund

100%                                Deutsche US Money Market Fund               US Money Market Portfolio

N/A                                                                             Communications Portfolio(1)

---------------------------

(1) The Communications Portfolio did not commence operations until September 29, 2000.


So long as each majority owner controls its corresponding Portfolio, the majority owner may take actions without the approval of any other holder of beneficial interest in the Portfolio.

Each investor has informed its corresponding Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its investors and will cast its vote as instructed by those investors.

Item 15. Investment Advisory and Other Services


Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each of the Portfolios (except Communications Portfolio and US Money Market Portfolio) from the subsections entitled "Manager," "Investment Advisor," "Operations Agent," "Administrative Agent," "Fund Accountant," "Custodian," "Independent Accountants" and "Fees Paid by the Portfolio Trust for Services for the Fiscal Year/Periods ended August 31" of the section entitled "Who Manages and Provides Services to the Funds?" in the Feeder Funds' SAI, and the sections entitled "Fees and Expenses" and "Fund Management -- Management and Advisory Fees" in the Feeder Funds' Prospectuses. Registrant also incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Communications Portfolio from the sections entitled "Management of the Fund", "Investment Advisory and Other Services", "Custodian, Transfer Agent and Accounting Services", "Independent Accountants", and "Legal Matters" in the Feeder Fund's SAI and from the section entitled "Investment Advisor or Sub-Advisor" in the Feeder Fund's Prospectus.

The following supplements the information concerning the Investment Advisory and Other Services for the US Money Market Portfolio.

CODE OF ETHICS
The Board of Trustees of the Trust has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Trust's Cods permits access persons to engage in personal trading provided that the access persons comply with the provisions of the advisor's and sub-advisor's Codes of Ethics, as applicable, and requires that each of these codes be approved by the Board of Trustees. In addition, the Trust's Code contains reporting requirements applicable to disinterested Directors of the Trust. The Portfolios' advisor, Deutsche Fund

Management, Inc. has adopted a Code of Ethics pursuant to Rule 17j-1. The advisor's Code permits access persons to trade securities that may be purchased or held by the Portfolios for their own accounts, subject to compliance with preclearance procedures. In addition, the advisor's Code provides for trading "blackout periods" that prohibit trading by access persons within periods of trading by the Portfolios in the same security, subject to certain exceptions. The advisor's Code also prohibits short term trading profits and personal investment in initial public offerings, and requires prior approval with respect to purchases of securities in private placements.

Bankers Trust Company, the sub-advisor of the US Money Market Portfolio, has also adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Bankers Trust Code of Ethics allows personnel to invest in securities for their own accounts, but requires compliance with that Code's preclearance requirements and other restrictions including "blackout periods" and minimum holding periods, subject to certain exceptions. The Bankers Trust Code prohibits purchases of securities in initial public offerings and requires prior approval for purchases of securities in private placements.

The Portfolios' principal underwriter, ICC Distributors, Inc. is not required to adopt a Code of Ethics as it meets the exception provided by Rule 17j-1(c)(3) under the 1940 Act.



FEES PAID BY THE PORTFOLIO TRUST FOR SERVICES FOR FISCAL YEAR/PERIODS ENDED AUGUST 31

----------------- ---------------------------- -------------------------- ------------------------ -------------------------
Portfolio Name         Manager Fee Paid              Advisory Fee            Operations Agent        Administrative Agent
                                                        Paid**                   Fee Paid                  Fee Paid
                  ---------------------------- -------------------------- ------------------------ -------------------------
                       1999          1998*         1999         1998*         1999        1998*        1999         1998*
----------------- ------------- -------------- ------------ ------------- ------------ ----------- ------------ ------------
US Money Market       $374,550       $215,792      $280,913     $161,844      $62,622     $28,933      $27,855      $56,920
Portfolio
----------------- ------------- -------------- ------------- ------------ ------------ ----------- ------------ ------------

* The commencement of operations for the Portfolio was:
  March 25, 1998
**The Advisory fee was paid by DFM out of the manager fee it received from the Portfolio.


Item 16. Brokerage Allocation and Other Practices


Registrant incorporates by reference information concerning the brokerage allocation and other practices of each of the Portfolios (except Communications Portfolio) from the subsections entitled "Brokerage Transactions" and "Fees Paid by the Funds for Services for the Fiscal Year/Periods Ended August 31" of the section entitled "Who Manages and Provides Services to the Funds?" in the Feeder Funds' SAI. Registrant also incorporates by reference information concerning the brokerage allocation and other practices of the Communications Portfolio from the section entitled "Brokerage" in the Feeder Fund's SAI.

The following supplements the information concerning the Brokerage Allocation and Other Practices for the US Money Market Portfolio.

For the fiscal year ended, August 31, 1999, Deutsche Bank Investment Management Inc. (DBIM), the former Advisor to Top 50 US Portfolio and US Money Market Portfolio, directed brokerage transactions to certain brokers due to research services they provided. The total amount of these transactions directed by DBIM was $168,093,236 for which the Portfolios paid $89,992 in brokerage commissions.


Item 17. Capital Stock and Other Securities

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy of the particular series. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. The Feeder Funds do not issue certificates representing an investor's beneficial interest in the Portfolio.

Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and Auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees of the Trust by written notice to its investors.

In addition to selling beneficial interests to its corresponding Feeder Fund, a Portfolio may sell beneficial interests to other mutual funds or institutional investors (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds). Such investors will invest in a Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio's expenses. However, the other investors investing in the Portfolio may sell shares of their own fund using a different pricing structure than the corresponding Feeder Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures.

The Trust is organized as a trust under the laws of the State of New York. The Declaration of Trust of the Portfolios provides that investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof. Accordingly, the Trustees of the Trust believe that neither the Portfolios nor their investors will be adversely affected by reason of the investment of all of the assets of a Feeder Fund in its corresponding Portfolio.

Item 18. Purchase, Redemption and Pricing of Shares.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.


Each Portfolio determines its net asset value once daily on Monday through Friday as described under "Shareholder Information" in Part A. Registrant incorporates by reference information concerning the method followed by each Portfolio (except the Communications Portfolio and US Money Market Portfolio) in determining its net asset value, the timing of such determinations and the purchase of shares from the section entitled "What Do Shares Cost?" in the Feeder Funds' SAI. Registrant also incorporates by reference information concerning the method followed by the Communications Portfolio in determining its net asset value, the timing of such determinations and the purchase of shares from the section entitled "Valuation of Shares and Redemption" in the Communications Feeder Fund's SAI.


The net asset value of the US Money Market Portfolio's shares is determined each day the NYSE is open for regular trading and the Federal Reserve Bank is open for business. This determination of the net asset value of each share is made once during each such day as of 3:00p.m. (U.S. Eastern time). The securities held by the Portfolio are valued at their amortized cost. Pursuant to a rule of the SEC, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interest of the Portfolio's investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Trust have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the net asset value as computed; (ii) the procedures include periodic review by the Trustees of the Trust, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Trust will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Trust will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the value of interests in the Portfolio, to minimize any material dilution or other unfair results which might arise from such differences between the two methods of valuation.

Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Trust determine present minimal credit risks and which are of high quality as determined by any nationally recognized statistical rating organization that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Advisor under the general supervision of the Trustees of the Trust; (ii) a dollar-weighted average portfolio maturity of not more than 397 days within the meaning stated in the 1940 Act; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. government securities).

An investor's right to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed: (i) during periods when the New York Stock Exchange or foreign stock exchange is closed for other than weekends and holidays or when regular trading on such exchange is restricted as determined by the SEC by rule or regulation, (ii) during periods in which an emergency exists which causes disposal of, or evaluation of the net asset value of, portfolio securities to be unreasonable or impracticable, or
(iii) for such other periods as the SEC may permit.

Item 19. Taxation of the Trust

The Trust is organized as a New York business trust. Each of the Portfolios is treated for federal income tax purposes as a separate partnership that is not a "publicly traded partnership." As a result, each Portfolio is not subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining federal income tax liability its share of the Portfolio's income, gains, losses, deductions and credits, without regard to whether it has received any cash distributions from the Portfolio.

For certain purposes, a holder of beneficial interests in a Portfolio is deemed to own a proportionate share of a Portfolio's assets and to earn a proportionate share of such Portfolio's income including for purposes of determining whether an investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, each Portfolio intends to conduct its operations so that investors that invest substantially all of their assets in such Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an investor from a Portfolio ( whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in such Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in a Portfolio and includes a disproportionate share of any unrealized receivables held by such Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the investor's basis for its interest in a Portfolio prior to distribution; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to a Portfolio (other than the property to be distributed to such investor). An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in such Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis or any property such Portfolio distributed to the investor and (b) the investor's share of a Portfolio's losses.

If a Portfolio engages in transactions in options, futures, contracts, forward contracts and certain other transactions involving foreign exchange gain or loss, such transactions may be subject to special tax rules, the effect or which may be to accelerate income to such Portfolio, defer Portfolio losses, cause adjustments in the holding periods of the Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses.


Foreign Investments. If the Portfolios purchase foreign securities, the investment income of their corresponding Feeder Fund may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Feeder Funds would be subject. The effective rate of foreign tax cannot be predicted since the amount of a Portfolio's assets to be invested within various countries is uncertain. However, each Portfolio intends to operate so as to qualify for treaty-reduced tax rates when applicable.

Distributions from a Feeder Fund may be based on estimates of book income for the year. Book income generally consists solely of the coupon income generated by the portfolio, whereas tax basis income includes gains or losses attributable to currency fluctuation. Due to differences in the book and tax treatment of fixed income securities denominated in foreign currencies, it is difficult to project currency effects on an interim basis. Therefore, to the extent that currency fluctuations cannot be anticipated, a portion of distributions to shareholders could later be designated as a return of capital, rather than income, for income tax purposes, which may be of particular concern to simple trusts.

Foreign Taxes. A Portfolio's gains and losses from the sale of securities will generally be treated as derived from U.S. sources, however, and certain foreign currency gains and losses likewise will be treated as derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source "passive income," such as the portion of dividends received from a Portfolio that qualifies as foreign source income. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

Foreign Investors. Allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust or estate, foreign corporation or foreign partnership (a "foreign investor") will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) unless the dividends are effectively connected with a U.S. trade or business of the investor, in which case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Allocations of Portfolio interest or short term or net long term capital gains to foreign investors will not be subject to U.S. tax unless the allocations are effectively connected with the investor's trade or business in the United States or, in the case of an investor who is a non-resident alien individual, the investor was present in the United States for more than 182 days during the taxable year and certain other conditions are met.


The foregoing discussion relates only to federal income tax law. Income from a Portfolio also may be subject to foreign, state, and local taxes, and their treatment under foreign, state, and local tax laws may differ from the federal income tax treatment. Investors should consult their tax advisors with respect to particular questions of federal, state, and local taxation.


The foregoing discussion is based on U.S. federal tax laws in effect on the date hereof. These laws are subject to change by legislative or administrative action, possibly with retroactive effect.

Item 20. Underwriters

The Exclusive Placement Agent for the Trust is ICC Distributors, Inc., who replaced Edgewood Services, Inc. on December 20, 1999. The Executive Placement Agent receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.


Item 21. Calculation of Performance Data

Not applicable

Item 22. Financial Statements


Registrant incorporates by reference the financial statements of the Portfolios from the sections entitled "Statement of Assets and Liabilities", "Statement of Operations", "Statements of Changes in Net Assets", "Financial Highlights" and "Notes to Financial Statements" in each of the Feeder Funds' (except Communications Fund Inc.) most recent Semi-Annual Report and the Flag Investors Communications Fund, Inc.'s (Feeder Fund) most recent Annual Report.

Registrant incorporates by reference the financial statements of the US Money Market Portfolio from the sections entitled "Statement of Assets and Liabilities", "Statement of Operations", "Statements of Changes in Net Assets", "Financial Highlights" and "Notes to Financial Statements" in the US Money Market Feeder Fund's 1999 Annual Report.



PART C.  OTHER INFORMATION

Responses to Items 23(e) and 23(i) through (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 23. Exhibits:


         (a) (i) Amended and Restated Declaration of Trust, incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997 ;

             (ii) Trustees' Resolution to Amend Declaration of Trust, filed herewith;

         (b) By-Laws of the Registrant, incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997;


         (c) Not applicable;


         (d) (i) Conformed copy of Investment Advisory Agreement between Registrant and Deutsche Fund Management, Inc. ("DFM"), filed herewith;

             (ii) Conformed copy of Investment Sub-Advisory Agreement between DFM, DWS International Portfolio Management GmbH and Deutsche Asset Management, Inc., and Bankers Trust Company, filed herewith;

             (iii) Form of Investment Advisory Agreement between Registrant, on behalf of the Communications Portfolio, and Investment Company Capital Corp., filed herewith;

             (iv) Form of Investment Sub-Advisory Agreement among Registrant, on behalf of the Communications Portfolio, Investment Company Capital Corp., and Alex. Brown Investment Management, filed herewith;

         (e) Not applicable;

         (f) Not applicable;


         (g) (i) Conformed copy of Custodian Agreement between the Registrant and Investors Bank & Trust Company, incorporated by reference to Amendment No. 2 to Registrant's Registration Statement as filed with the Commission on September 1, 1998;

             (ii) Form of Custodian Agreement between Registrant, on behalf of the the Communications Portfolio and Bankers Trust, filed herewith;

             (iii) Conformed copy of Delegation Agreement between Deutsche
                   Portfolios and Investors Bank and Trust Company including Appendix A-D, incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on November 3,1998;

          (h)(i) Conformed copy of Fund Accounting Agreement between the Registrant and IBT Fund Services (Canada) Inc., incorporated by reference to Amendment No. 2 to Registrant's Registration Statement as filed with the Commission on September 1, 1998;


             (ii) Form of Master Services Agreement between the Registrant and ICCC, filed herewith;

             (iii) Conformed copy of Operations Agency Agreement between the
                   Registrant and and ICCC dated April 7, 2000, filed herewith;

             (iv) Conformed copy of Amendment to Operations Agency Agreement, incorporated by reference to Amendment No. 4 to Registrant's Registration Statement as filed with the the Commission on January 6, 2000;

             (v) Conformed copy of Exclusive Placement Agency Agreement between the Registrant and ICC Distributors, Inc., filed herewith;

             (vi) Form of Master License Agreement between the Registrant and Deutsche Banc Alex. Brown, LLC, filed herewith;

             (vii) Form of Fee Waiver Agreement between Registrant, on behalf of
                   Communications Portfolio, and Investment Company Capital
                   Corp.

             (viii) Conformed copy of Letter Agreement between Flag Investors
                    Funds, Inc. and Deutsche Fund Management, Inc., incorporated by reference to Amendment No. 9 to Flag Investors Funds, Inc.'s Registration Statement as filed with the Commission on June 1, 2000;

         (i) Not applicable;

         (j) Not applicable;

         (k) Not applicable;


         (l) Investment representation letters of initial investors, incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997;


         (m) Not applicable;

         (n) Not applicable;


         (o) Conformed copies of Powers of Attorney, filed herewith;

         (p) (i)   Flag Funds Complex Code of Ethics, filed herewith;

             (ii) Investment Company Capital Corp. and Alex. Brown Investment Management Code of Ethics, filed herewith;

             (iii) Deutsche Fund Management, Inc. Code of Ethics, filed herewith;

             (iv) DWS International Portfolio Management GmbH Code of Ethics, filed herewith;

             (v) Deutsche Asset Management, Inc. and Bankers Trust Company Code of Ethics, filed herewith.




Item 24. Persons Controlled By or Under Common Control with the Trust:

            None

Item 25. Indemnification:


Incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997.

Item 26. Business and Other Connections of Investment Adviser:


During the past two fiscal years, no director or officer of ICCC (investment advisor of the Communications Portfolio), DFM (investment advisor for each Portfolio, except the Communications Portfolio), DWS (investment sub-advisor for each Portfolio, except Communications Portfolio, Top 50 US Portfolio, and US Money Market Portfolio), DeAM, Inc. (investment sub-advisor for Top 50 US Portfolio), and no partner of ABIM (investment sub-advisor for Communications Portfolio), has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and through affiliates, investment banking.

BTCo. serves as investment sub-advisor to the US Money Market Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Deutsche Bank AG. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Deutsche Bank AG and its affiliates or subsidiaries. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who, to our knowledge as of June 20, 2000, are engaged in any other business, profession, vocation or employment of a substantial nature.

Josef Ackermann
Member, Board of Managing Directors, Deutsche Bank AG; Chairman of the Board and Chief Executive Officer, Bankers Trust Corporation; Chairman of the Board and Chief Executive Officer, Bankers Trust Company; Chairman of the Supervisory Board, Deutsche Bank Luxembourg, S.A.; Supervisory Board Memberships in: EUREX Frankfurt AG; EUREX Zurich AG; Linde AG, Stora Enso Oyj and Mannesmann AG; Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Hans Angermueller
"Of Counsel", Shearman & Sterling; Director, Bankers Trust Corporation; Director, Bankers Trust Company. Address: Shearman & Sterling, 599 Lexington Avenue, Suite 1414, New York, New York 10022-6069.

George B. Beitzel
Private Investor; Director, Bankers Trust Corporation; Director, Bankers Trust Company; Directorships in: Bitstream, Inc.; Computer Task Group, Inc.; and Staff Leasing Inc. Address: 29 King Street, Chappaqua, New York 10514-3432.

Yves de Balman
Co-Chairman and Co-Chief Executive Officer, DB Alex. Brown LLC; Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust International, plc; Director, Aerospatiale Matra; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc. Address: 130 Liberty Street, New York, New York 10006.

William R. Howell
Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Corporation; Director, Bankers Trust Company; Director, Exxon Mobil Corporation; Warner-Lambert Company; Halliburton Company; Williams, Inc.; Central and South West Corporation. Adddress: 6501 Legacy Drive, Plano, Texas 75054-3698.

Hermann-Josef Lamberti
Executive Vice President, Deutsche Bank AG; Director and Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust Company; Board memberships: Euroclear plc (London); Euroclear sc. (Brussels); and The Clearinghouse Interbank Payments Co. L.L.C. Supervisory Board Memberships in: GZS (Frankfurt) and the European Transaction Bank (e.t.b.). Director, Deutsche Bank Americas Holding Corp.
Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Troland S. Link
General Counsel of Deutsche Bank North America; General Counsel, Bankers Trust Corporation; Managing Director and General Counsel, Bankers Trust Company.
Address: 1301 Sixth Avenue - Fl.8, New York, NY 10019.

Rodney A. McLauchlan
Executive Vice President, Bankers Trust Company; Executive Vice President, Bankers Trust Corporation. Address: 31 West 52nd Street, Fl.28, New York, NY 10019.

John A. Ross
Chief Executive Officer of the Americas, Deutsche Bank AG; President and Director, Bankers Trust Corporation; President and Director, Bankers Trust Company; President, Director and Chief Executive Officer, Taunus Corporation and DB U.S. Financial Markets Holding Corporation; President and Chief Executive Officer, Deutsche Bank Americas Holding Corp.; Director, Deutsche Bank Securities Inc.and DB Alex. Brown LLC. Address: Deutsche Bank, 31 West 52nd Street, FL. 28, New York, New York 10019.

Ronaldo H. Schmitz
Member of the Group Board, Deutsche Bank AG, Director, Bankers Trust Corporation; Director, Bankers Trust Company; Non-executive Director, Bertelsmann AG, Glaxo Wellcome plc, Rohm & Haas Co. and INSEAD - Paris, France; Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.


Mayo A. Shattuck III
Co-Chairman and Co-Chief Executive Officer, DB Alex. Brown LLC; Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust International, plc, Alex. Brown & Sons Holdings Limited, Alex. Brown & Sons Limited, Alex. Brown Asset Management, Inc., Alex. Brown Capital Advisory, Incorporated and Investment Company Capital Corporation; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc.; Director and President - AB Administrative Partner, Inc., ABFS I Incorporated, ABS Leasing Services Company, ABS MB Ltd., Alex. Brown Financial Corporation, Alex. Brown Financial Services Incorporated, Alex. Brown Investments Incorporated, Alex. Brown Management Services Inc. and Alex. Brown Mortgage Capital Corporation; and Director and Vice President, Alex. Brown & Sons Holdings Limited; Director, Constellation Holdings; President, South Street Aviation; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc. Address: One South Street, Fl.30 Baltimore, MD 21202.

Item 27. Principal Underwriters:


(a) ICC Distributors, Inc. the Exclusive Placement Agent for shares of the Registrant, acts as principal underwriter for Flag Investors Communications Fund, Inc. (formerly known as Flag Investors Telephone Income Fund, Inc.), Flag Investors Series Funds, Inc. - Flag Investors International Equity Fund (formerly known as Flag Investors International Fund, Inc.), Flag Investors Emerging Growth Fund, Inc., Flag Investors Shares Class of Total Return U.S. Treasury Fund, Inc., Flag Investors Shares Class of Managed Municipal Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc. (formerly known as Flag Investors Intermediate-Term Income Fund, Inc.), Flag Investors Value Builder Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., BT Investment Funds, BT Advisor Funds, BT Pyramid Mutual Funds, BT Institutional Funds, BT Investment Portfolios, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio, Morgan Grenfell Investment Trust, The Glenmede Funds, Inc. and The Glenmede Portfolios, all registered open-end management investment companies.

(b) Name and Principal                 Positions and Offices        Positions and Offices
    Business Address                      With Distributor              With Registrant
    John Y. Keffer                     President,                          -------
    Two Portland Square                ICC Distributors, Inc.
    Portland, ME 14101

    David I. Goldstein                 Secretary,                          -------
    Two Portland Square                ICC Distributors, Inc.
    Portland, ME 14101

    Benjamin L. Niles                  Vice President,                     -------
    Two Portland Square                ICC Distributors, Inc.
    Portland, ME 14101

    Nanette K. Chern                   Chief Compliance Officer,          --------
    Two Portland Square                ICC Distributors, Inc.
    Portland, ME 14101

    Ronald H. Hirsh                    Treasurer,                         --------
    Two Portland Square                ICC Distributors, Inc.
    Portland, ME 14101

    Marc D. Keffer                      Assistant Secretary,              --------
    Two Portland Square                 ICC Distributors, Inc.
    Portland, ME 14101

    Frederick Skillin                   Assistant Treasurer,               -------
    Two Portland Square                 ICC Distributors, Inc.
    Portland, ME 14101

(c) Not applicable


Item 28. Location of Accounts and Records:

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:

Flag Investors Portfolios Trust
P.O. Box 501
Cardinal Avenue Grand Cayman, Cayman Islands, BWI


Deutsche Fund Management, Inc.
280 Park Avenue
New York, NY 10017
(Investment Advisor for each Portfolio except the Communications Portfolio)

Investment Company Capital Corp.
One South Street
Baltimore, MD 21202
(Investment Advisor and Accounting Agent for the Communications Portfolio, Operations Agent and Administrative Agent for each Portfolio)

DWS International Portfolio Management GmbH
Gruenburgweg 113-115, 60323
Frankfurt am Main, Germany
(Investment Sub-Advisor for each Portfolio, except US Money Market Portfolio (US Dollar), Top 50 US Portfolio (US Dollar), and Communications Portfolio (US Dollar))

Deutsche Asset Management, Inc.
855 Third Avenue 32nd Floor
New York, NY  10022
(Investment Sub-Advisor for Top 50 US Portfolio (US Dollar))

Bankers Trust Company
130 Liberty Street
New York, NY  10006
(Investment Sub-Advisor for US Money Market Portfolio (US Dollar) and Custodian for Communications Portfolio)

Alex. Brown Investment Management
One South Street
Baltimore,  MD  21202
(Investment Sub-Advisor for Communications Portfolio (US Dollar))


IBT Fund Services (Canada) Inc.
One First Place
King Street West, Suite 2800
P.O. Box 231
Toronto, Ontario  M5X1C8
(Fund Accounting Agent for each Portfolio except the Communications Portfolio)



Item 29. Management Services:

   Not applicable.

Item 30. Undertakings:

   Not applicable

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, FLAG INVESTORS PORTFOLIOS TRUST has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Baltimore and the State of Maryland, on the 29th day of September 2000.


                                       FLAG INVESTORS PORTFOLIOS TRUST


                                           By: /s/ Carl W. Vogt, Esq.*
                                               -----------------------
                                                   Carl W. Vogt, Esq.
                                                   President


NAME                                                 TITLE
----                                                 -----

By:  /s/  Truman T. Semans*                          Trustee
--------------------------------
Truman T. Semans

/s/  Richard R. Burt*                                Trustee
--------------------------------
Richard R. Burt

/s/  Richard T. Hale*                                Trustee
--------------------------------
Richard T. Hale

/s/  Joseph R. Hardiman*                             Trustee
--------------------------------
Joseph R. Hardiman

/s/  Louis E. Levy*                                  Trustee
--------------------------------
Louis E. Levy

/s/  Eugene J. McDonald*                             Trustee
--------------------------------
Eugene J. McDonald

/s/  Rebecca W. Rimel*                               Trustee
--------------------------------
Rebecca W. Rimel

/s/  Robert H. Wadsworth*                            Trustee
--------------------------------
Robert H. Wadsworth

/s/  Carl W. Vogt, Esq.*                             President
--------------------------------
Carl W. Vogt, Esq.

/s/  Charles A. Rizzo*                               Chief Financial and
--------------------------------                       Accounting Officer
Charles A. Rizzo

By: /s/ Daniel O. Hirsch                             Attorney -In-Fact
--------------------------------
Daniel O. Hirsch


*By Power of Attorney - filed herewith.

RESOLVED, that Edward J. Veilleux, Amy M. Olmert and Daniel O. Hirsch are authorized to sign the Registration Statements on Form N-1A, and any Post-Effective Amendments thereto, of each Fund in the Flag Funds Complex on behalf of each Fund's President pursuant to a properly executed power of attorney.

RESOLVED, that Edward J. Veilleux, Amy M. Olmert and Daniel O. Hirsch are authorized to sign the Registration Statements on Form N-1A, and any Post-Effective Amendments thereto, of each Fund in the Flag Funds Complex on behalf of each Fund's Chief Financial Officer pursuant to a properly executed power of attorney.